                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  -----------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  March 7, 2000


                             NewsEdge Corporation
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              (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-26540                     04-3016142
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(State or Other Jurisdiction      (Commission                 (IRS Employer
      of Incorporation)           File Number)             Identification No.)


                    80 Blanchard Road, Burlington, MA 01803
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                   (Address of Principal Executive Offices)



      Registrant's telephone number, including area code: (781) 229-3000

                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report).
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ITEM 5.  OTHER EVENTS.
         ------------

          On March 6, 2000, NewsEdge Corporation, a Delaware corporation ("NewsEdge"), RoweCom Inc., a Delaware corporation ("RoweCom") and RoweCom Merger Corporation, a Delaware corporation and wholly-owned subsidiary of RoweCom agreed to terminate the Agreement and Plan of Merger and Reorganization, dated as of December 7, 1999 (the "Merger Agreement"), by mutual consent. By virtue of the termination of the Merger Agreement, the Voting Agreement among NewsEdge, RoweCom, RoweCom Merger Corporation, Donald L. McLagan, NewsEdge's Chief Executive Officer and Chairman of the Board and holder of approximately 12.19% of the outstanding common stock, $.01 par value, of NewsEdge, and Dr. Richard Rowe, RoweCom's Chief Executive Officer and Chairman of the Board and holder of approximately 16.8% of the outstanding common stock, $.01 par value, of RoweCom terminated simultaneously.

          Attached hereto and incorporated by reference in their entirety as Exhibits 2.1 and 99.1, respectively, are copies of (1) the Termination Agreement and (2) a joint press release of NewsEdge and RoweCom dated March 7, 2000.

ITEM 7(C).  EXHIBITS.
            --------

     2.1 Termination Agreement dated as of March 6, 2000 among NewsEdge Corporation, RoweCom Inc. and RoweCom Merger Corporation.

     99.1 Joint press release by NewsEdge Corporation and RoweCom Inc. dated March 7, 2000 (attached as Exhibit A to Item 2.1).
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEWSEDGE CORPORATION


Date:  March 14, 2000                       By: /s/ Ronald Benanto
                                                ------------------------------
                                                Ronald Benanto
                                                Chief Financial Officer

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                                 EXHIBIT INDEX
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

        Exhibit
        Number           Description
        ------           -----------
         2.1.            Termination Agreement, dated as of March 6, 2000 among
                         NewsEdge Corporation, RoweCom Inc. and RoweCom Merger
                         Corporation.

        99.2. Press Release issued jointly by NewsEdge Corporation and RoweCom Inc. on March 7, 2000 (attached as
                         Exhibit A to Exhibit 2.1).